Exhibit 10.5

                                MWI DISTRIBUTION
`                         9720 WILSHIRE BOULEVARD, #700
                            BEVERLY HILLS, CA 90212
                                 (310) 860-0200

As of December 31, 1999

Mr. Thomas Daniels
9720 Wilshire Blvd., #700
Beverly Hills, CA  90212

      RE:  AMENDMENT OF EMPLOYMENT AGREEMENT

Dear Tom:

Reference is hereby made to the certain Employment Agreement, dated July 15, 1998, as amended on January 14, 1999, and as of June 30, 1999, between Thomas Daniels ("Daniels") and TPEG Merger Company, now known as MWI Distribution, Inc. ("MWI") (the "Agreement").

In consideration of the mutual covenants and promises contained herein, as well as, other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree to amend the Agreement as follows:

1. Past Due Compensation: Executive releases Company from and against any obligation relating to any amounts of past due compensation which may be due to Executive as of the date of this Amendment. The parties hereto acknowledge that the consideration exchanged in this Amendment is adequate for Executive to forgive the Company of any of these amounts owed to Executive heretofore.

2. Accrued Vacation Compensation: Executive release Company from and against any obligation relating to any amounts of past due compensation for vacation pay accrual which may be due to Executive as of the date of this Amendment. The parties hereto acknowledge that the consideration exchanged in this Amendment is adequate for Executive to forgive the Company of any of these amounts owed to Executive heretofore.

3. Automobile Reimbursement: The Automobile Reimbursement set forth in Paragraph 4d of the Agreement, as amended in Paragraph 3 of the Amendment, dated as of June 30, 1999 shall be eliminated, effective April 15, 2000, calculated on a pro-rata basis.

All other terms and conditions contained in the Agreement, as amended, shall remain in full force and effect unless and until modified in writing and signed by the parties hereto.

If the aforementioned is accepted and agreed to, please indicate such by affixing your signature as indicated below, and together with ours shall represent the complete Agreement.

Sincerely,                                ACCEPTED & AGREED



/S/ ARTHUR H. BERNSTEIN                   /S/ THOMAS DANIELS
-------------------------------           --------------------------
Arthur H. Bernstein                       Thomas Daniels
Executive Vice President


:AHB

cc:   Irwin Meyer